UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 918-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2024, NuStar Energy L.P. (“NuStar”) held a special meeting of unitholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 22, 2024, by and among NuStar, Sunoco LP (“Sunoco”), Saturn Merger Sub, LLC (“Merger Sub”), Riverwalk Logistics, L.P. (“NuStar GP”), NuStar GP, LLC (the “NuStar Managing GP”) and Sunoco GP LLC (the “Sunoco GP”), pursuant to which Merger Sub will be merged with and into NuStar (the “Merger”), with NuStar surviving the Merger as the surviving entity and a subsidiary of Sunoco.

As of March 28, 2024, the record date for the Special Meeting, there were 126,535,271 common units outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 88,583,214 common units, representing approximately 70% of the voting power of the issued and outstanding common units, were present online or represented by proxy, constituting a quorum.

The following are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is described in more detail in NuStar’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 3, 2024.

1.	The Merger Proposal: To approve and adopt the Agreement and Plan of Merger, by and among NuStar, Sunoco, Merger Sub, NuStar GP, NuStar Managing GP, and Sunoco GP, and the transactions contemplated thereby, including the merger of Merger Sub with and into NuStar with NuStar surviving the merger as a subsidiary of Sunoco.

For	Against	Abstain
87,139,499	1,092,545	351,170

2.	The Compensation Proposal: To approve, by a non-binding, advisory vote, the compensation that may be received by NuStar Managing GP’s named executive officers in connection with the Merger.

For	Against	Abstain
19,230,848	68,775,235	577,131

NuStar’s unitholders did not vote on the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Proposal because such adjournment was not necessary.

Completion of the Merger remains subject to satisfaction or waiver of the closing conditions set forth in the Merger Agreement.

Item 7.01. Regulation FD Disclosure.

On May 1, 2024, NuStar and Sunoco issued a joint press release announcing the preliminary voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached to this Current Report on Form 8-K is being furnished under Item 7.01 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit

Exhibit 99.1	Joint Press Release, dated as of May 1, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar Energy L.P.

By:	Riverwalk Logistics, L.P.
its general partner

	By:	NuStar GP, LLC
its general partner

Dated: May 2, 2024	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Executive Vice President–Strategic Development and General Counsel